EXHIBIT 10.3
MVC CAPITAL, INC.
FIRST AMENDMENT TO THE FUND ACCOUNTING
SERVICING AGREEMENT
     THIS FIRST AMENDMENT dated as of April 6, 2009, to the Fund Accounting Servicing Agreement, dated as of February 1, 2006 (the “Agreement”), is entered into by and among MVC Capital, Inc., (the “Fund”), MVC Financial Services, Inc. (“MVCFS”) and U.S. Bancorp Fund Services, LLC, (“USBFS”).
RECITALS
WHEREAS, the parties have entered into an Agreement; and
WHEREAS, the Fund, MVCFS and USBFS desire to amend the length and the fees of the Agreement; and
WHEREAS, Section 11 of the Agreement allows for an amendment by a written instrument executed by both parties.
NOW, THEREFORE, the parties agree as follows:
Section 11. Term of Agreement; Amendment, is hereby superseded and replaced with the following Section 11:
Section 11. Term of Agreement; Amendment.
This Agreement shall become effective as of March 1, 2009 and will continue in effect for a period of three (3) years; provided, however, this Agreement may be terminated by any party upon giving ninety (90) days prior written notice to the other party or such shorter period as is mutually agreed upon by the parties. Notwithstanding the foregoing, this Agreement may be terminated by any party upon the breach of the other party of any material term of this Agreement if such breach is not cured within 15 days of notice of such breach to the breaching party. This Agreement may be amended by mutual written consent of the parties.
Exhibit A, the fee schedule of the Agreement, is hereby superseded and replaced with Exhibit A attached hereto.
4/06/09

     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

MVC CAPITAL, INC.			U.S. BANCORP FUND SERVICES, LLC

By:	/s/ Peter Seidenberg		By:	/s/ Michael R. McVoy

	Printed Name: Title:	Peter Seidenberg CFO		Printed Name: Title:	Michael R. McVoy Executive Vice President

MVC FINANCIAL SERVICES, INC.

By:	/s/ Peter Seidenberg

	Printed Name: Title:	Peter Seidenberg CFO

Exhibit A
to the Fund Administration Servicing Agreement
and the Fund Accounting Servicing Agreement
FEE SCHEDULE effective 3/1/09 through 3/1/12
With respect to the minimum annual fee, the Fee Schedule for the Fund Administration Servicing Agreement shall be read in conjunction with the Fee Schedule for the Fund Accounting Servicing Agreement between the same parties and entered into as of the same date. That schedule in full is reproduced below:
Annual Fee Schedule
Aggregate Minimum Annual Fee of $180,000 or an asset based fee of 9 basis points on the first $100 million, 6 basis points on the next $200 million, 5 basis points on the next $700 million and 4 basis points thereafter, whichever is greater (out-of-pockets not included other than the SAS 70 Type II Report).
The monthly Fund aggregate fee shall be allocated 60% to MVC Capital, Inc. and 40% to MVC Financial Services, LLC.
OUT-OF-POCKET EXPENSES
SAS 70 Type II Reporting — Covering Only MVC Capital, Inc.
U.S. Bancorp Fund Services, LLC will pay up to $50,000 as an out-of-pocket expense,
The Fund then will pay the balance out of pocket expenses.
     Fund Accounting
All out-of-pocket expenses are billed monthly, included, but not limited to:
$.15 Domestic and Canadian Equities, Options
$.50 Corp/Gov/Agency Bonds, International Equities and Bonds
$.80 CMO’s, Municipal Bonds, Money Market Instruments
$125 Per fund per month — Mutual Funds
Corporate Action Services
$2.00 Per equity security per month
Manual Security Pricing
$125 per month — greater than 10/day
Factor Services (BondBuyer)
PerCMO — $1.50/month
Per Mortgage Backed — $0.25/month
Minimum — $300/month
Fund Administration
Postage, Stationery
Proxies, Insurance
EDGAR filing — Approx. $11.00/page
Retention of records
Federal and state regulatory filing fees
Certain insurance premiums
Expenses from board of directors meetings
Auditing and legal expenses
Blue Sky conversion expenses (if necessary)
All other out-of-pocket expenses

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